EXHIBIT 4.1

[Face of Security]

CUSIP NO.	SARA LEE CORPORATION

REGISTERED NO. FX	MEDIUM-TERM NOTE, SERIES E	PRINCIPAL AMOUNT: $

Due Nine Months or More from Date of Issue

If this Security is a Security in global form within the meaning of the Indenture (as defined herein), it is registered in the name of a Depositary or a nominee of the Depositary, and the following legend is applicable:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued upon registration of transfer of, in exchange for or in lieu of this Security is registered in the name of Cede & Co., or to such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The following summary of terms is subject to the information set forth on the reverse hereof:

ORIGINAL ISSUE DATE:			OPTION TO REDEEM:	Yes	No

STATED MATURITY:			REDEMPTION DATE(S):

SPECIFIED CURRENCY:	U.S. dollars Other:		REDEMPTION PRICE(S):

EXCHANGE RATE AGENT:			OPTION TO ELECT REPAYMENT:	Yes	No

AUTHORIZED DENOMINATIONS (if other than $1,000 and integral multiples thereof):			REPAYMENT DATE(S):

FORM: Global/Book-Entry Certificated			REPAYMENT PRICE(S):

PAYING AGENT (if other than the Trustee):			OPTION TO RESET:	Yes	No

INITIAL INTEREST RATE:			RESET DATE(S):

INTEREST PAYMENT DATES:			RESET BASIS:

REGULAR RECORD DATES:			OPTION TO EXTEND ORIGINAL STATED MATURITY:	Yes	No

SINKING FUND:	Yes	No	EXTENSION PERIOD:

ORIGINAL ISSUE DISCOUNT			NUMBER OF EXTENSION PERIODS:
SECURITY (Discount Security):	Yes (see next page)	No

AMORTIZING SECURITY:	Yes	No	FINAL MATURITY DATE:

OTHER PROVISIONS:			OPTION TO RENEW:	Yes	No

INITIAL MATURITY DATE:

ANNEX ATTACHED:	Yes	No	RENEWAL TERMS:

If this Security was issued with “original issue discount” for purposes of Section 1273 of the Internal Revenue Code of 1986, as amended, the following shall be completed:

TOTAL AMOUNT OF OID:	ISSUE PRICE (expressed as a percentage of aggregate principal amount):

SHORT ACCRUAL PERIOD OID:	YIELD TO MATURITY:

METHOD USED TO DETERMINE YIELD FOR SHORT ACCRUAL PERIOD: Approximate Exact

SARA LEE CORPORATION, a Maryland corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                                                           or registered assigns, the principal amount specified above on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be.

Interest will be paid on the Interest Payment Date or Dates specified above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below), at the rate per annum specified above, until the principal hereof is paid or made available for payment and on the Stated Maturity. The first payment of interest on any Security originally issued between a Regular Record Date and the next Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above next preceding such Interest Payment Date; provided, however, that interest payable at the Stated Maturity or any Redemption Date or Repayment Date (each being herein referred to as “Maturity”) will be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date (which shall not be less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the Holder of this Security (or one or more Predecessor Securities) not less than 15 days prior to such Special Record Date, all as more fully provided in said Indenture.

If this Security is in global form as specified above, while this Security is represented by one or more global Securities registered in the name of the Depositary or its nominee, the Company will cause payments of principal of, premium, if any, and interest on such global Securities to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the Depositary or its nominee, and otherwise in accordance with such agreements, regulations and procedures. If this Security is in global form as specified above, the following legend is applicable except as specified on the reverse hereof: THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

If this Security is in certificated form as specified above, payments of interest and, if this Security is an Amortizing Security as specified above, principal on this Security (other than interest, and if this Security is an Amortizing Security, principal payable at Stated Maturity) will be made by mailing a check to the Holder at the last address of the Holder appearing in the registry books of the Company on the applicable Regular Record Date. Notwithstanding the foregoing, the Company will make payments of interest and, in the case of Amortizing Securities, principal to each Holder of $10,000,000 or more in aggregate principal amount of Securities in certificated form by wire transfer of immediately available funds if the applicable Holder has delivered appropriate wire transfer instructions in writing to the Trustee not less than 15 days prior to the applicable Interest Payment Date.

If this Security is in certificated form as specified above, payment of the principal of, and premium, if any, and interest on this Security at Maturity will be made in immediately available funds upon surrender of this Security accompanied by wire instructions at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York; provided that this Security is presented to the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF AND THE ATTACHED ANNEX, IF ANY, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or its successor as Trustee, or its agent, by manual signature of an authorized signatory, this Security will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

SARA LEE CORPORATION

By:

Name: Title:

ATTEST:

By:

Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated in, and issued under, the Indenture described herein. THE BANK OF NEW YORK, as Trustee

By:

Authorized Signatory

[Reverse of Security]

SARA LEE CORPORATION

MEDIUM-TERM NOTE, SERIES E

SECTION 1. General. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 2, 1990, as supplemented from time to time (herein called the “Indenture”), between the Company and The Bank of New York, as successor to Continental Bank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated on the face hereof. The Securities of this series may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption provisions, if any, may be subject to different sinking funds, purchase or analogous funds, if any, and may otherwise vary, all as provided in the Indenture. The Securities of this series may be issued from time to time in amounts up to an aggregate public offering price of $2,000,000,000 (or the equivalent thereof in one or more foreign currencies), subject to increase by an Officers’ Certificate.

SECTION 2. Payments. Interest on this Security will be payable on the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, at Maturity.

Unless otherwise specified on the face hereof, payments on this Security with respect to any Interest Payment Date or Maturity will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding such Interest Payment Date or Maturity. Unless otherwise specified on the face hereof, interest on this Security will be computed and paid on the basis of a 360-day year of twelve 30-day months.

Unless otherwise specified on the face hereof, if this Security is an Amortizing Security, payments with respect to this Security will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof. If this Security is an Amortizing Security, a table setting forth repayment information in respect to this Security will be provided to the original purchaser hereof and will be available, upon request, to subsequent Holders.

All percentages resulting from any calculation with respect to this Security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all amounts used in or resulting from any such calculation with respect to this Security will be rounded, in the case of U.S. dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

“Business Day” means, unless otherwise specified on the face hereof, each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close; provided, however, that with respect to Securities denominated in a foreign currency, a Business Day is also not a day on which commercial banks in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is euro, such Business Day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open) are authorized or obligated by law, regulation or executive order to close. “Principal Financial Center” means the capital city of the country issuing the currency in which the Securities are denominated or the capital city of the country to which the Designated LIBOR Currency relates (as applicable), except that with respect to the following currencies, the Principal Financial Center is the city set forth opposite such currency below:

Currency	Principal Financial Center
Australian dollars	Sydney
Canadian dollars	Toronto
Euros	London (solely in the case of the Designated LIBOR Currency)
New Zealand dollars	Auckland and Wellington
Portuguese dollars	Lisbon
South African rand	Johannesburg
Swiss francs	Zurich

and with respect to euros (other than in the case of the Designated LIBOR Currency), the Principal Financial Center means the Principal Financial Center of the participating member as is selected by the payee. “Designated LIBOR Currency” means the currency, if any, designated on the face hereof as the Designated LIBOR Currency, or if no such currency is designated on the face hereof, U.S. dollars.

If any Interest Payment Date or the Maturity for this Security falls on a day that is not a Business Day, then payment of principal, premium, if any, or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no additional interest will be payable for the period from and after the due date as a result of such delayed payment.

The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Security in the Specified Currency set forth on the face hereof (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than U.S. dollars, any such amounts so payable by the Company will be converted by the Exchange Rate Agent specified on the face hereof into U.S. dollars for payment to the Holder of this Security; provided, however, that the Holder of this Security may elect to receive such amounts in such Specified Currency pursuant to the provisions set forth below.

If the Specified Currency is other than U.S. dollars and the Holder of this Security shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Security in the Specified Currency, any U.S. dollar amount to be received by the Holder of this Security will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day immediately preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of this Security by deductions from such payments. If three such bid quotations are not available, payments on this Security will be made in the Specified Currency.

If the Specified Currency is other than U.S. dollars, the Holder of this Security may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Security in the Specified Currency by submitting a written request for such payment to the Trustee at its Corporate Trust Office located in the Borough of Manhattan, The City of New York on or prior to the applicable Record Date or at least 15 days prior to Maturity, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The Holder of this Security may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice delivered to the Trustee on or prior to the applicable Record Date or at least 15 days prior to Maturity, as the case may be.

If the Specified Currency is other than U.S. dollars and if the Specified Currency is not available for any required payment of principal, premium, if any, and/or interest due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of this Security by making such payment in U.S. dollars on the basis of the Market Exchange Rate (as defined below), computed by the Exchange Rate Agent, on the second Business Day immediately preceding such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face hereof. The “Market Exchange Rate” for the Specified Currency means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default (as defined in the Indenture).

All determinations referred to above made by the Company or its agent (including the Exchange Rate Agent) shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Security.

SECTION 3. Optional Redemption. Unless one or more Redemption Dates are specified on the face hereof, this Security shall not be redeemable at the option of the Company prior to the Stated Maturity. If one or more Redemption Dates (or ranges of Redemption Dates) are so specified, this Security will be subject to redemption on any such date (or during any such range) at the option of the Company, upon notice by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date specified in such notice, at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together with accrued interest to the Redemption Date, but payments due with respect to this Security prior to the Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date or Special Record Date, all as provided in the Indenture. The Company may elect to redeem less than the entire principal amount hereof, provided that the principal amount, if any, of this Security that remains outstanding after such redemption is an Authorized Denomination specified on the face hereof. In the event of redemption of this Security in part only, the Company will not be required to (i) issue, register the transfer of or exchange any Security during a period of 15 days immediately preceding the day of the first mailing of the notice of redemption or (ii) register the transfer or exchange of any Security, or any portion thereof, called for redemption, except the unredeemed portion of any Security being redeemed in part. Upon such partial redemption, this Security will be canceled and a new Security or Securities representing the unredeemed portion hereof will be issued in the name of the Holder hereof.

SECTION 4. Optional Repayment. Unless one or more Repayment Dates are specified on the face hereof, this Security shall not be repayable at the option of the Holder prior to the Stated Maturity. If one or more Repayment Dates (or ranges of Repayment Dates) are so specified, this Security will be subject to repayment on any such date (or during any such range) at the option of the Holder at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together with accrued interest to the Repayment Date, but payments due with respect to this Security prior to the Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date or Special Record Date, all as provided in the Indenture. In order for this Security to be repaid prior to Stated Maturity, the Trustee must receive at least 30 days but not more than 60 days prior to a Repayment Date: (a) appropriate wire transfer instructions and (b) either (i) this Security with the form attached hereto entitled “Option to Elect Repayment” duly completed or (ii) a telegram, telex, facsimile transmission or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Security, the principal amount of this Security, the portion of the principal amount of this Security to be repaid, the certificate number or a description of the tenor and terms of this Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security with the form attached hereto entitled “Option to Elect Repayment” duly completed will be received by the Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (b)(ii) of the preceding sentence is followed, this Security with such form duly completed must be received by the Trustee by such fifth Business Day. Exercise of the repayment option by the Holder of this Security will be irrevocable, except that a Holder who has tendered this Security for repayment may revoke such tender for repayment by written notice to the Trustee until the close of business on the tenth day prior to the Repayment Date. The repayment option may be exercised by the Holder for less than the entire principal amount hereof, provided that the principal amount, if any, of this Security that remains outstanding after such repayment is an Authorized Denomination specified on the face hereof. No transfer or exchange of any Security, or portion thereof, as to which a repayment option has been exercised will be permitted after such exercise. Upon such partial repayment, this Security will be canceled and a new Security or Securities representing the unrepaid portion hereof will be issued in the name of the Holder hereof.

If this Security is in global form as specified on the face hereof, while this Security is represented by one or more global Securities registered in the name of the Depositary or its nominee, the option for repayment may be exercised only by a participant that has an account with the Depositary, on behalf of the beneficial owner of this Security, by delivering a written notice substantially similar to the form attached hereto entitled “Option to Elect Repayment” duly completed to the Trustee at its Corporate Trust Office (or such other address of which the Company will from time to time notify the Holders), at least 30 days but not more than 60 days prior to a Repayment Date. A notice of election from a participant on behalf of the beneficial owner of this Security to exercise the option to have this Security repaid must be received by the Trustee prior to 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the beneficial owner of this Security must so direct the applicable participant before such participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, the beneficial owner of this Security should consult the participant through which such beneficial owner owns its interest herein for the deadline for such participant. All notices shall be executed by a duly authorized officer of such participant (with signatures guaranteed) and will be irrevocable. In addition, the beneficial owner of this Security shall effect delivery at the time such notice of election is given to the Depositary by causing the applicable participant to transfer such beneficial owner’s interest in this Security, on the Depositary’s records, to the Trustee.

SECTION 5. Optional Interest Reset. If so specified on the face hereof, the Company may reset the interest rate specified on the face hereof on the Reset Date or Dates specified on the face hereof. The Company may exercise such option by notifying the Trustee of such exercise at least 45 days but not more than 60 days prior to a Reset Date. If the Company so notifies the Trustee of such exercise, not later than 40 days prior to such Reset Date, the Trustee will mail (first class, postage prepaid) to the Holder of this Security a notice (the “Reset Notice”) setting forth (i) the Company’s election to reset the interest rate, (ii) the new interest rate and (iii) the provisions, if any, for redemption during the period from such Reset Date to the next Reset Date, or if there is no next Reset Date, to the Stated Maturity of this Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to a Reset Date, the Company may, at its option, revoke the interest rate provided for in the Reset Notice and establish a higher interest rate for the Subsequent Interest Period commencing on such Reset Date by mailing or causing the Trustee to mail (first class, postage prepaid) notice of such higher interest rate to the Holder of this Security. Such notice will be irrevocable. All Securities with respect to which the interest rate is reset on a Reset Date to a higher interest rate will bear such higher interest rate, whether or not tendered for repayment as provided in the next paragraph.

If the Company elects to reset the interest rate of this Security, the Holder of this Security will have the option to elect repayment of this Security, in whole but not in part, on the Reset Date at a price equal to the principal amount hereof plus accrued interest to such Reset Date. In order for this Security to be so repaid on a Reset Date, the Holder must follow the procedures specified under Section 4 for optional repayment, except that the period for delivery of this Security or notification to the Trustee will be at least 25 days but not more than 35 days prior to such Reset Date. If the Holder has tendered this Security for repayment following receipt of a Reset Notice, the Holder may revoke such tender for repayment by written notice to the Trustee received prior to the close of business, on the tenth day prior to such Reset Date.

SECTION 6. Optional Extension of Maturity. If so specified on the face hereof, the Company may extend the Stated Maturity of this Security for one or more periods, as specified on the face hereof (each, an “Extension Period”), up to but not beyond the date (the “Final Maturity Date”) specified on the face hereof. The Company may exercise such option with respect to this Security by notifying the Trustee of such exercise at least 45 days but not more than 60 days prior to the Stated Maturity of this Security in effect prior to the exercise of such option. If the Company so notifies the Trustee of such exercise, the Trustee will mail (first class, postage prepaid), not later than 40 days prior to the Stated Maturity then in effect, to the Holder of this Security a notice (the “Extension Notice”) relating to such Extension Period setting forth: (i) the Company’s election to extend the Stated Maturity of this Security, (ii) the new Stated Maturity (which shall then be considered the Stated Maturity for all purposes of this Security), (iii) the interest rate applicable to such Extension Period and (iv) the provisions, if any, for redemption during such Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Extension Period. Upon the Trustee’s mailing of the Extension Notice, the Stated Maturity of this Security will be extended automatically and, except as modified by the Extension Notice and as described in the next two paragraphs, this Security will have the same terms as prior to the mailing of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days prior to the Stated Maturity of this Security which was in effect prior to the mailing of an Extension Notice, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by mailing or causing the Trustee to mail (first class, postage prepaid) notice of such higher interest rate to the Holder of this Security. Such notice will be irrevocable. All Securities with respect to which the

Stated Maturity is extended will bear such higher interest rate for the Extension Period, whether or not tendered for repayment as provided in the next paragraph.

If the Company elects to extend the Stated Maturity of this Security, the Holder will have the option to elect repayment of this Security, in whole but not in part, on the Stated Maturity in effect prior to the mailing of the Extension Notice at a price equal to the principal amount hereof, plus accrued interest to such date. In order for this Security to be so repaid on the Stated Maturity in effect prior to the mailing of the Extension Notice, the Holder of this Security must follow the procedures specified under Section 4 for optional repayment, except that the period for delivery of this Security or notification to the Trustee will be at least 25 days but not more than 35 days prior to such Stated Maturity. If the Holder has tendered this Security for repayment following receipt of an Extension Notice, the Holder may revoke such tender for repayment by written notice to the Trustee received prior to the close of business, on the tenth day prior to such Stated Maturity.

SECTION 7. Optional Renewal. If so specified on the face hereof, the Holder may renew the term of this Security on an Interest Payment Date specified on the face hereof occurring in or prior to the twelfth month following the Original Issue Date (the “Initial Maturity Date”). On the Interest Payment Date occurring in the sixth month (unless a different interval (the “Special Election Interval”) is specified on the face hereof) prior to the Initial Maturity Date (the “Initial Renewal Date”) and on the Interest Payment Date occurring in each sixth month (or in the last month of a Special Election Interval) after such Initial Renewal Date (each, together with the Initial Renewal Date, a “Renewal Date”), the term of this Security may be extended to the Interest Payment Date occurring in the twelfth month (or in the last month of a period equal to twice the Special Election Interval) after such Renewal Date, if the Holder elects to extend the term of this Security as provided below. If the Holder does not elect to extend the term of any portion of the principal amount of this Security during the specified period prior to any Renewal Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or in the last month of a Special Election Interval) after such Renewal Date (the “New Maturity Date”).

In order for the term of this Security to be renewed prior to a Renewal Date, the Trustee must receive at its Corporate Trust Office, at least 15 days but not more than 30 days prior to a Renewal Date (unless another period is specified on the face hereof as the “Special Election Period”), notice to such effect. Such election will be irrevocable and will be binding upon each subsequent Holder of this Security. The Holder may elect to renew the term of this Security with respect to less than the entire principal amount hereof only if so specified on the face hereof and only in such principal amount, or any integral multiple in excess thereof, as specified on the face hereof. Notwithstanding the foregoing, the term of this Security may not be extended beyond the Stated Maturity specified on the face hereof.

If the Holder does not elect to renew the term of this Security, this Security must be presented to the Trustee (or any Paying Agent) simultaneously with notice thereof (or, in the event such notice, together with a guarantee of delivery, is transmitted on behalf of a Holder from a member of a national securities exchange, the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, within five Business Days after the date of such notice). If this Security is in certificated form, as soon as practicable following receipt of this Security, the Trustee (or any Paying Agent) shall issue in exchange therefor in the name of such Holder: (i) a Security, in principal amount equal to the principal amount of such exchanged Security for which the election to renew the term thereof was not exercised, with terms identical to those specified herein (except for the Original Issue Date and the Initial Interest Rate and except that such Security shall have a fixed, nonrenewable Stated Maturity on the New Maturity Date); and (ii) a replacement Security, in a principal amount equal to the principal amount, if any, of such exchanged Security for which the election to renew was made, with terms identical to the exchanged Security.

SECTION 8. Sinking Fund. This Security is not subject to a sinking fund unless otherwise specified on the face hereof.

SECTION 9. Original Issue Discount Securities. Notwithstanding anything herein to the contrary, if this Security is an Original Issue Discount Security as specified on the face hereof, the amount payable in the event the principal amount hereof is declared to be due and payable immediately by reason of an Event of Default or in the event of redemption or repayment hereof prior to the Stated Maturity hereof, in lieu of the principal amount due at the Stated Maturity hereof, will be the Amortized Face Amount of this Security as of the date of declaration, redemption or repayment, as the case may be. The “Amortized Face Amount” of this Security will be the amount equal to the sum of (i) the principal amount of this Security multiplied by the Issue Price specified on the face hereof and (ii) the portion of the difference between the dollar amount determined pursuant to the preceding clause (i) and the principal amount hereof that has accrued at the Yield to Maturity specified on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or repayment, as the case may be, but in no event will the Amortized Face Amount of this Security exceed its principal amount.

For the purpose of determining whether Holders of the requisite principal amount of Securities of a series outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Original Issue Discount Securities will be the Amortized Face Amount of such Securities as of the date of such determination as specified above.

SECTION 10. Events of Default. If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that notwithstanding anything herein to the contrary, if this Security is an Original Issue Discount Security, the amount so declared to be due and payable will be the Amortized Face Amount of this Security as of the date of such declaration as specified under Section 9.

SECTION 11. Modification or Waiver; Right of Holders Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 50% in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting, with certain exceptions as therein provided, the Holders of not less than a majority in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the Securities of such series. Any such consent or waiver by the Holder of this Security will be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture will alter or impair the right of the Holder of this Security, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest on this Security at the times, places and rates, and in the coin or currency, herein prescribed.

SECTION 12. Discharge, Legal Defeasance and Covenant Defeasance. The Indenture contains provisions, which apply to this Security, for defeasance at any time of (i) the entire indebtedness of this Security and (ii) certain restrictive covenants and the related Events of Default, subject in either case to compliance by the Company with certain conditions specified therein, including that in the event of defeasance pursuant to Section 10.1(A) of the Indenture the Holder of this Security shall only be able to look to the trust fund established pursuant to Section 10.1(A) for payment of principal of, and premium, if any, and interest on this Security until Maturity.

SECTION 13. Authorized Denominations. Unless otherwise specified on the face hereof, the Securities of this series are issuable only in global or certificated registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, Securities of this series are exchangeable for Securities of this series of like aggregate principal amount and like tenor and with like terms and conditions of a different Authorized Denomination, as requested by the Holder surrendering the same.

SECTION 14. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Security is registerable in the registry books of the Company upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for that purpose in any place where the principal of, and premium, if any, and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the security registrar (which will initially be the Trustee at its Corporate Trust Office located in the Borough of Manhattan, The City of New York), duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor and with like terms and conditions of Authorized Denominations, and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If this Security is in global form as specified on the face hereof, this Security is exchangeable for certificated Securities only upon the terms and conditions provided in the Indenture. Except as provided in the Indenture, owners of beneficial interests in this global Security will not be entitled to receive physical delivery of Securities in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

SECTION 15. Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

SECTION 16. Governing Law. The Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.

SECTION 17. Defined Terms. Unless otherwise defined herein, all terms used in this Security which are defined in the Indenture will have the meanings assigned to them in the Indenture; and all references in the Indenture to “Security” or “Securities” will be deemed to include the Securities. With respect to the Securities of this series, the term “Principal Domestic Property,” as set forth in the Indenture, shall mean any facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing or distribution, located in the United States, owned or leased by the Issuer or a Subsidiary and having a gross book value (without deduction for depreciation reserves) in excess of $50,000,000, other than any such facility or portion thereof which, in the opinion of the Board of Directors of the Issuer, is not of material importance to the total business conducted by the Issuer and its Subsidiaries as an entirety.

OPTION TO ELECT REPAYMENT

[To be completed only if this Security is repayable at the option of the Holder and the Holder elects to exercise such rights]

The undersigned owner of this Security hereby irrevocably elects to have the Company repay the principal amount of this Security or portion hereof below designated at the applicable Repayment Price indicated on the face hereof plus accrued interest to the Repayment Date pursuant to Section 4 of this Security.

If less than the entire principal amount of this Security, specify the portion to be repaid:

Specify the denomination(s) (which shall be an Authorized Denomination) of the Security or Securities to be issued to the undersigned for the portion of this Security not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid):

Dated:
Signature
Sign exactly as name appears on the front of this Security.

Indicate address where check is to be sent, if repaid:

SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER

NOTICE:	THE SIGNATURE TO THIS OPTION TO ELECT REPAYMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	Custodian
	(Cust)	(Minor)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING

NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                              attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
Signature Sign exactly as name appears on the front of this Security

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.